EXHIBIT 4.2

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                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                 Master Servicer

                                       and

                                 CWCAPITAL LLC,
                                  Sub-Servicer

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                             SUB-SERVICING AGREEMENT

                          Dated as of December 1, 2006

          ------------------------------------------------------------

                  COBALT CMBS Commercial Mortgage Trust 2006-C1
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-C1

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                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms...............................................

                                   ARTICLE II

                 MASTER SERVICER'S ENGAGEMENT OF SUB-SERVICER
                      TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01  Contract for Servicing; Possession of Mortgage Loan
               Documents..................................................
Section 2.02  Notice of Breach of Representations and Warranties..........

                                   ARTICLE III

                         SERVICING OF THE MORTGAGE LOANS

Section 3.01  Sub-Servicer to Service.....................................
Section 3.02  Merger or Consolidation of the Sub-Servicer.................
Section 3.03  Limitation on Liability of the Sub-Servicer and Others......
Section 3.04  Sub-Servicer Not to Resign..................................
Section 3.05  No Transfer or Assignment of Servicing......................
Section 3.06  Indemnification.............................................

                                   ARTICLE IV

                                     DEFAULT

Section 4.01  Events of Default...........................................
Section 4.02  Waiver of Defaults..........................................
Section 4.03  Other Remedies of Master Servicer...........................

                                    ARTICLE V

                                   TERMINATION

Section 5.01  Termination.................................................
Section 5.02  Termination With Cause......................................
Section 5.03  Termination of Duties with Respect to Specially Serviced
               Mortgage Loans.............................................

                                   ARTICLE VI

                                  MISCELLANEOUS

Section 6.01  Successor to the Sub-Servicer...............................
Section 6.02  Financial Statements........................................
Section 6.03  Closing.....................................................
Section 6.04  Closing Documents...........................................
Section 6.05  Notices.....................................................
Section 6.06  Severability Clause.........................................
Section 6.07  Counterparts................................................
Section 6.08  Governing Law...............................................
Section 6.09  Protection of Confidential Information......................
Section 6.10  Intention of the Parties....................................
Section 6.11  Third Party Beneficiary.....................................
Section 6.12  Successors and Assigns; Assignment of Agreement.............
Section 6.13  Waivers.....................................................
Section 6.14  Exhibits....................................................
Section 6.15  General Interpretive Principles.............................
Section 6.16  Complete Agreement..........................................
Section 6.17  Further Agreement...........................................
Section 6.18  Amendments..................................................

EXHIBIT A      MORTGAGE LOAN SCHEDULE.....................................

EXHIBIT B      SUB-SERVICER'S OFFICER'S CERTIFICATE.......................

EXHIBIT C      POOLING AND SERVICING AGREEMENT............................

EXHIBIT D      [RESERVED].................................................

EXHIBIT E      FORM OF QUARTERLY SERVICING CERTIFICATION..................

EXHIBIT F      FORM OF ACCOUNT CERTIFICATION..............................

EXHIBIT G      FORM OF COLLECTION REPORT..................................

EXHIBIT H      FORM OF CERTIFICATE OF INSURANCE...........................

EXHIBIT I      [RESERVED].................................................

EXHIBIT J      FORM OF MONTHLY SERVICING ACCOUNT CERTIFICATION............

      This is a Sub-Servicing Agreement (the "Agreement"), dated as of December 1, 2006, by and between CWCAPITAL LLC, having an office at 63 Kendrick Street, Needham, Massachusetts 02494, and its successors and assigns (the "Sub-Servicer"), and WACHOVIA BANK, NATIONAL ASSOCIATION, having an office at NC 1075, 8739 Research Drive, URP-4, Charlotte, North Carolina 28288-1075, and its successors and assigns (the "Master Servicer").

                             W I T N E S S E T H:

            WHEREAS, CWCapital Commercial Funding Corp. (the "Depositor"), Wells Fargo Bank, N.A. (the "Trustee"), CWCapital Asset Management LLC (the "Special Servicer") and the Master Servicer have entered into that certain Pooling and Servicing Agreement dated as of December 1, 2006, as amended, modified and restated from time to time (the "Pooling and Servicing Agreement"), whereby the Master Servicer shall master service certain mortgage loans on behalf of the Trustee; and

            WHEREAS, the Master Servicer desires to enter into a contract with the Sub-Servicer whereby the Sub-Servicer shall service certain of such mortgage loans listed on Exhibit A (the "Mortgage Loan Schedule") attached hereto (the "Mortgage Loans") on behalf of the Master Servicer.

            NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Master Servicer and the Sub-Servicer hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms.

            Unless otherwise specified in this Agreement, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. As used herein, the following terms have the meanings assigned to them in this Section 1.01:

            "Affiliate" shall mean, with respect to any specified Person, any other Person owning or owned by or maintaining an ownership interest in such specified Person or under common ownership with such Person.

            "Collection Report" shall mean the monthly report prepared by the Sub-Servicer setting forth, with respect to each Mortgage Loan and the most recently ended Collection Period prior to the due date of such report, the information described on Exhibit G attached hereto.

            "Event of Default"  shall have the meaning  specified  in Section
4.01 of this Agreement.

            "Mortgage Loans" shall have the meaning specified in the recitals hereto.

            "Mortgage Loan Schedule" shall have the meaning specified in the recitals hereto.

            "Sub-Servicer Custodial Account" shall have the meaning specified in Section 3.01(c)(6) of this Agreement.

            "Sub-Servicer Remittance Amount" shall mean, with respect to any date, an amount equal to, without duplication, (a) the sum of (i) the aggregate of the amounts on deposit in the Sub-Servicer Custodial Account (as defined herein) as of such date, (ii) any Prepayment Interest Shortfalls required to be deposited by the Sub-Servicer pursuant to Section 3.20(a) of the Pooling and Servicing Agreement as incorporated pursuant to Section 3.01(c)(23) of this Agreement, (iii) if and to the extent not included in the amount referred to in subclause (a)(i), the aggregate amount transferred from the REO Account (if established) to the Sub-Servicer as of such date to the extent not previously remitted to the Master Servicer and (iv) the aggregate of all other amounts received with respect to the Mortgage Loans as of such date to the extent not previously remitted to the Master Servicer, net of (b) the portion of the amount described in subclause (a) of this definition that represents one or more of the following: (i) Escrow Payments or (ii) any amounts that the Sub-Servicer is entitled to retain as compensation pursuant to Section 3.11 of the Pooling and Servicing Agreement as incorporated herein pursuant to Sections 3.01(c)(17) of this Agreement.

            "Sub-Servicer Remittance Date" shall mean the 8th calendar day of each month, or if such 8th calendar day is not a Business Day, then the immediately succeeding Business Day.

            "Sub-Servicing Fee" shall mean, with respect to each Mortgage Loan and REO Loan, the fee payable to the Sub-Servicer pursuant to Section 3.01(c)(17) of this Agreement.

            "Sub-Servicing Fee Rate" shall mean, with respect to each Mortgage Loan, the rate that corresponds to such Mortgage Loan set forth on Exhibit A hereto under the heading "Sub-Servicer Fee".

                                   ARTICLE II

                  MASTER SERVICER'S ENGAGEMENT OF SUB-SERVICER
                      TO PERFORM SERVICING RESPONSIBILITIES

            Section 2.01 Contract for Servicing; Possession of Mortgage Loan Documents.

            The Master Servicer, by execution and delivery of this Agreement, does hereby contract with the Sub-Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans. On and after the Closing Date, the Sub-Servicer shall hold any portion of the Servicing File or the Mortgage File in the possession of the Sub-Servicer in trust by the Sub-Servicer, on behalf of the Master Servicer for the benefit of the Trustee. The Sub-Servicer's possession of any portion of the Servicing File or the Mortgage File shall be at the will of the Master Servicer and the Trustee for the sole purpose of facilitating the servicing or the supervision of servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Sub-Servicer shall be in a custodial capacity only. Any portion of the Servicing File or the Mortgage File retained by the Sub-Servicer shall be identified to reflect clearly the ownership of the related Mortgage Loan by the Trustee. The Sub-Servicer shall release from its custody any Mortgage File retained by it only in accordance with this Agreement and the Pooling and Servicing Agreement. The Sub-Servicer shall provide to the Master Servicer as soon as practicable after request therefor by the Master Servicer a copy of any documents held by it with respect to any Mortgage Loan. During the term of this Agreement, the Sub-Servicer will also provide to the Master Servicer a copy of any lease, amendments to Mortgage Loan documents and other material documents related to the Mortgaged Property securing the related Mortgage Loan or related to the Mortgage Loan as soon as possible after receipt or execution thereof, as applicable.

            Section 2.02 Notice of Breach of Representations and Warranties and Document Defects.

            The Sub-Servicer shall promptly notify the Master Servicer upon becoming aware of any breach of any representations and warranties contained in any applicable Mortgage Loan Purchase Agreement or a document defect that could give rise to a cure or repurchase obligation.

                                   ARTICLE III

                         SERVICING OF THE MORTGAGE LOANS

            Section 3.01 Sub-Servicer to Service.

            (a) The Sub-Servicer, as an independent contractor, shall service and administer the Mortgage Loans in a manner consistent with the Servicing Standard under the Pooling and Servicing Agreement.

            (b) The Sub-Servicer shall perform, on behalf of the Master Servicer, all of the obligations of the Master Servicer (with respect to the Mortgage Loans subject to this Agreement) as set forth in those sections of the Pooling and Servicing Agreement incorporated herein pursuant to Section 3.01(c) of this Agreement (the "Incorporated Sections"), as modified by Section 3.01(c) of this Agreement, and the Master Servicer shall have the same rights with respect to the Sub-Servicer that the Trustee, the Depositor, the Underwriters, the Rating Agencies and the Certificateholders (including, without limitation, the right of the Special Servicer to direct the Master Servicer during certain periods) have with respect to the Master Servicer under the Pooling and Servicing Agreement to the extent that the Sub-Servicer is acting on behalf of the Master Servicer hereunder and except as otherwise set forth herein. Without limiting the foregoing, and subject to Section 3.22 of the Pooling and Servicing Agreement as modified herein, the Sub-Servicer shall service and administer all Mortgage Loans that are not Specially Serviced Mortgage Loans; provided, however, that the Sub-Servicer shall continue to collect information and prepare all reports to the Trustee required from the Master Servicer under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Loans), and further to render such incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for therein; provided, further, however, that, if the Special Servicer is not an Affiliate of the Sub-Servicer, the Sub-Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to the Sub-Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations under the Pooling and Servicing Agreement. All references herein to the respective duties of the Sub-Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.22 of the Pooling and Servicing Agreement, as modified herein and to the Special Servicer's rights to service Specially Serviced Mortgage Loans. Except as otherwise set forth below, for purposes of this Agreement, references to the Trustee, the Depositor, the Underwriters, the Rating Agencies and the Certificateholders in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Master Servicer hereunder and references to the Master Servicer in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Sub-Servicer hereunder (such modification of the Incorporated Sections shall be referred to herein as the "References Modification").

            (c) The following Sections of the Pooling and Servicing Agreement, unless otherwise provided in this Section 3.01(c) of this Agreement, are hereby incorporated herein by reference as if fully set forth herein, and, for purposes of this Agreement, in addition to the References Modification, are hereby further modified as set forth below:

                 (1) Section 3.01. Without limiting the generality of the obligations of the Sub-Servicer hereunder, the Sub-Servicer shall monitor and certify the information on each Mortgage Loan as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(29) of this Agreement. In addition, without limiting the generality of the foregoing, the Sub-Servicer shall take all necessary action to continue all UCC Financing Statements with respect to each Mortgage Loan prior to the expiration of such UCC Financing Statements.

                 (2) Section 3.02(a). The Sub-Servicer shall not waive any Default Interest or late payment charge. The determination as to the application of amounts collected in respect of any Mortgage Loan, to the extent the application is not governed by the express provisions of the related Mortgage Note or Mortgage, shall be made by the Master Servicer.

                 (3) Section 3.03(a). The creation of any Servicing Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of the Servicing Account.

                 (4) Section 3.03(b) and (c). Without limiting the generality of the obligations of the Sub-Servicer hereunder, the Sub-Servicer shall monitor and, within fifteen (15) days after the end of each calendar quarter, beginning with the quarter ending March 31, 2007, certify the information on each Mortgage Loan with respect to taxes, insurance premiums, assessments, ground rents and other similar items, as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(29) of this Agreement. The Sub-Servicer shall not be obligated to make any Servicing Advances, except as described in the next following sentence. The Sub-Servicer shall give the Master Servicer not less than five (5) Business Days' notice before the date on which the Master Servicer is required to make any Servicing Advance with respect to any Mortgage Loan; provided, however, that, with respect to any Servicing Advance required to be made on an urgent or emergency basis such that the Sub-Servicer is unable to provide the Master Servicer with sufficient notice to make such Servicing Advance, the Sub-Servicer shall make such Servicing Advance and, notwithstanding
Section 3.23(a) of the Pooling and Servicing Agreement, the Master Servicer shall reimburse the Sub-Servicer for such Servicing Advance within five Business Days of receipt of written request therefor and interest thereon at the Reimbursement Rate without regard to the Master Servicer's determination of recoverability. In addition, the Sub-Servicer shall provide the Master Servicer with such information in its possession as the Master Servicer may reasonably request to enable the Master Servicer to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance.

                 (5) Section 3.03(d). The creation of any Reserve Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of the Reserve Account.

                 (6) Section 3.04(a). The Sub-Servicer shall establish a collection account (hereinafter the "Sub-Servicer Custodial Account"), meeting all of the requirements of the Pool Custodial Account, and references to the Pool Custodial Account shall be references to such Sub-Servicer Custodial Account. The creation of any Sub-Servicer Custodial Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of the Sub-Servicer Custodial Account. For purposes of the second to last paragraph of
Section 3.04(a) of the Pooling and Servicing Agreement, unless the Special Servicer is an Affiliate of the Sub-Servicer, the Master Servicer shall direct the Special Servicer to make payment of amounts referenced therein directly to the Sub-Servicer for deposit in the Sub-Servicer Custodial Account.

                 (7) Section 3.04(b). References to the Distribution Account shall be references to the Pool Custodial Account. References to the Master Servicer Remittance Amount shall be references to the Sub-Servicer Remittance Amount and references to the Master Servicer Remittance Date shall be references to the Sub-Servicer Remittance Date. Each remittance required to be made to the Master Servicer on the Sub-Servicer Remittance Date shall be made by wire transfer and shall be made by 2:00 p.m. New York City time on such date. Each month, by 2:00 p.m. New York City time, on each Business Day between the Sub-Servicer Remittance Date and the Distribution Date, the Sub-Servicer shall forward to the Master Servicer by wire transfer the Sub-Servicer Remittance Amount (as defined herein) for such date; provided, however, that the Sub-Servicer will not be in breach of its obligations under this sentence so long as it forwards such amounts to the Master Servicer within 24 hours of its receipt. Each month, by 2:00 p.m. New York City time on each Business Day that the Sub-Servicer is not required to remit to the Master Servicer pursuant to the previous sentence, the Sub-Servicer shall forward to the Master Servicer by wire transfer all amounts collected by the Sub-Servicer and not previously remitted to the Master Servicer which constitute delinquent payments on the Mortgage Loans and any related late fees or Default Interest (excluding any amounts to which the Sub-Servicer is entitled to as compensation pursuant to Section 3.11 of the Pooling and Servicing Agreement as incorporated herein pursuant to Sections 3.01(c)(17) of this Agreement); provided, however, that the Sub-Servicer will not be in breach of its obligations under this sentence so long as it forwards such amounts to the Master Servicer within 24 hours of its receipt. Section 3.01(c)(29) of this Agreement sets forth certain reporting requirements with respect to such remittances. The third (as to clause (i) thereof) and fourth paragraphs of Section 3.04(b) of the Pooling and Servicing Agreement are not incorporated herein.

                 (8) [Reserved].

                 (9) Section 3.05 of the Pooling and Servicing Agreement is not incorporated herein. The Sub-Servicer may, from time to time, make withdrawals from the Sub-Servicer Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                      (i) to remit to the Master Servicer for deposit in the Pool Custodial Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b) of the Pooling and Servicing Agreement and
Section 3.01(c)(7) of this Agreement;

                      (ii) to pay to itself earned and unpaid Sub-Servicing Fees in respect of each Mortgage Loan and REO Loan, the Sub-Servicer's right to payment pursuant to this clause (ii) with respect to any Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

                      (iii) to pay to itself, as additional servicing compensation in accordance with Section 3.11 of the Pooling and Servicing Agreement, interest or other income earned in respect of amounts held in the Sub-Servicer Custodial Account as provided in Section 3.01(c)(10) of this Agreement, but only to the extent of the Net Investment Earnings, if any, with respect to the Sub-Servicer Custodial Account for any Collection Period;

                      (iv) to clear and terminate the Sub-Servicer Custodial Account at the termination of this Agreement pursuant to Section 9.01 of the Pooling and Servicing Agreement, as modified herein; and

                      (v) to withdraw any amounts deposited in the Sub-Servicer Custodial Account in error.

            The Sub-Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Sub-Servicer Custodial Account pursuant to clauses (ii) and (iii) above.

                 (10) Section 3.06 of the Pooling and Servicing Agreement is not incorporated herein. The Sub-Servicer may invest funds in the Sub-Servicer Custodial Account and any Servicing Account on the same terms as the Master Servicer may invest funds in the Pool Custodial Account and any Servicing Account, and subject to the same restrictions and obligations regarding maturity dates, gains, losses, possession of Permitted Investments and Permitted Investments payable on demand. Without limiting the generality of the foregoing,
(A) any investment of funds in the Sub-Servicer Custodial Account or a Servicing Account shall be made in the name of the Trustee (in its capacity as such); (B) the Sub-Servicer, on behalf of the Trustee for the benefit of the Certificateholders, shall be the "entitlement holder", as such term is defined in the UCC, of any Permitted Investment that is a "security entitlement", as such term is defined in the UCC; (C) the Sub-Servicer, on behalf of the Trustee for the benefit of the Certificateholders, shall maintain continuous possession of any Permitted Investment in which a secured party may perfect its security interest by possession under the UCC or any other applicable law; (D) the Sub-Servicer, on behalf of the Trustee for the benefit of the Certificateholders, shall maintain "control", as such term is defined in the UCC, of any Permitted Investment in which a secured party may perfect its security interest by "control" under the UCC and in which Sub-Servicer is not required to maintain continuous possession pursuant to clause (C) above; (E) possession of any Permitted Investment by the Sub-Servicer shall constitute possession by a Person designated by, and acting on behalf of, the Trustee, as secured party for purposes of the UCC; and (F) "control" of any Permitted Investment by the Sub-Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee, as secured party for purposes of the UCC.

                 (11) Section 3.07(a). References to the Pool Custodial Account shall be references to the Sub-Servicer Custodial Account. All insurance policies caused to be maintained by the Sub-Servicer hereunder shall also, within thirty (30) days of execution, name the Master Servicer as additional insured and loss payee in the following form: "Wachovia Bank, National Association, as Master Servicer on behalf of Wells Fargo Bank, N.A. as Trustee for the benefit of the Certificateholders of COBALT CMBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates Series 2006-C1, c/o CWCapital LLC, One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494, as Sub-Servicer, its successors and assigns "ATIMA".". Within thirty (30) days after the Closing Date, the Sub-Servicer shall forward to the Master Servicer, a fully completed certificate of insurance in the form of Exhibit H attached hereto. Without limiting the generality of the obligations of the Sub-Servicer hereunder, the Sub-Servicer shall monitor and, within thirty
(30) days after the end of each calendar quarter beginning with the quarter ending March 31, 2007, certify on the status of insurance policies relating to the Mortgage Loans, as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(29) of this Agreement. The Sub-Servicer shall promptly notify the Master Servicer of any Mortgaged Property that is not insured against terrorist or other similar acts.

                 (12) Section 3.07(b). References to the Pool Custodial Account shall be references to the Sub-Servicer Custodial Account.

                  Section 3.07(c). The fidelity bond and insurance policies required hereunder shall also, within thirty (30) days of execution, name the Master Servicer as additional insured and loss payee in the following form:
"Wachovia Bank, National Association, as Master Servicer on behalf of Wells Fargo Bank, N.A. as Trustee for the benefit of the Certificateholders of COBALT CMBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates Series 2006-C1, c/o CWCapital LLC, One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494, as Sub-Servicer, its successors and assigns "ATIMA"." The last paragraph of Section 3.07(c) shall be applicable to the Sub-Servicer without the References Modification.

                 (14) Section 3.08. For so long as the Sub-Servicer is an Affiliate of the Special Servicer, and subject to Section 3.01(c)(24) of this Agreement. Section 3.08(a) of the Pooling and Servicing Agreement shall be incorporated herein with the References Modification and the Sub-Servicer shall perform the obligations of the Master Servicer under such Section 3.08 of the Pooling and Servicing Agreement, subject to all requirements and restrictions set forth in Section 3.08 and shall be entitled to related fees as described in
Section 3.01(c)(17) of this Agreement; provided, however, that the Sub-Servicer shall copy the Master Servicer on all correspondence to the Special Servicer and Mortgagor regarding such matters and the Sub-Servicer shall prepare any package and analysis necessary to obtain any required Rating Agency no-downgrade confirmation and shall deal with the Rating Agencies to obtain such confirmation. Notwithstanding the foregoing, in the event that the Sub-Servicer is no longer an Affiliate of the Special Servicer, (i) references to the Master Servicer shall not be deemed references to the Sub-Servicer for purposes of Sections 3.08(a) and (b) of the Pooling and Servicing Agreement; (ii) the Sub-Servicer will not permit an assumption of a Mortgage Loan or a transfer of an interest in the Mortgagor or waive any restrictions contained in the related Mortgage on transfer of an interest in the related Mortgaged Property or Mortgagor or on subordinate financing; (iii) the Sub-Servicer shall forward all assumption or transfer of interest requests or subordinate financing requests to the Master Servicer for processing and shall obtain and provide to the Master Servicer information necessary for the analysis of such request; (iv) the Sub-Servicer shall make a recommendation to the Master Servicer with respect to such request and (iv) with respect to any assumption fees, application fees and other fees or charges in connection with an assumption or transfer of interest request or subordinate financing request payable to the Master Servicer pursuant to the Pooling and Servicing Agreement, such amounts shall be paid 50% to the Master Servicer and 50% to the Sub-Servicer.

                 (15) Section 3.09. References to the Master Servicer shall not be deemed references to the Sub-Servicer for purposes of Section 3.09 of the Pooling and Servicing Agreement. In addition to the CMSA Delinquent Loan Status Report required by Section 3.01(c)(21) of this Agreement, on the 18th day, the 25th day, and the last Business Day of each month (commencing in January 2007), the Sub-Servicer shall provide to the Master Servicer and the Special Servicer a CMSA Delinquent Loan Status Report, provided that the information set forth in such report shall be as of the close of business on the Business Day immediately preceding the delivery of such report.

                 (16) Section 3.10. The references to the Custodial Account in the second parenthetical of Section 3.10(a) of the Pooling and Servicing Agreement shall be references to the Sub-Servicer Custodial Account. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Sub-Servicer Custodial Account.

                 (17) Section 3.11(a). References to the Master Servicing Fee shall be references to the Sub-Servicing Fee, and references to the Master Servicing Fee Rate shall be references to the Sub-Servicing Fee Rate. All references to the Custodial Account shall be references to the Sub-Servicer Custodial Account. Any late payment or other fees (including Penalty Interest) paid in respect of a delinquent loan to which the Master Servicer is entitled under the Pooling and Servicing Agreement (other than as payment of interest on Advances or other reimbursement of Additional Trust Fund Expenses) shall be divided equally between the Sub-Servicer and the Master Servicer if the Sub-Servicer participates in the realization upon such delinquent loan, and shall otherwise be paid to the Master Servicer. The Sub-Servicer shall not be entitled to (a) Prepayment Interest Excesses or (b) except as provided in the next sentence or in Section 3.01(d) of this Agreement, any modification fees or assumption fees, application fees or other fees or charges in connection with an assumption request, modification request or other borrower request, collected with respect to the Mortgage Loans. Notwithstanding the foregoing, so long as the Sub-Servicer is an Affiliate of the Special Servicer, the Sub-Servicer shall be entitled to all assumption fees and assumption application fees collected from a Mortgagor in connection with an assumption or transfer contemplated by
Section 3.08(a) of the Pooling and Servicing Agreement and any fees in connection with a Tenants-In-Common Loan contemplated by Section 3.08(a) of the Pooling and Servicing Agreement to which the Master Servicer is entitled under the Pooling and Servicing Agreement.

                 (18) Section 3.11(b). References to the Special Servicer shall remain references to the Special Servicer.

                 (19) Section 3.11(c). References to the Master Servicer shall not be deemed to be references to the Sub-Servicer for purposes of Section 3.11(c) of the Pooling and Servicing Agreement. Any such fees referred to in
Section 3.11(c) of the Pooling and Servicing Agreement recovered by the Sub-Servicer shall be paid by the Sub-Servicer to the Master Servicer for distribution in accordance with the Pooling and Servicing Agreement.

                 (20) Section 3.13(a) and (b). The Sub-Servicer shall promptly (but in no event later than thirty (30) days after receipt of the related inspection report or collection, as applicable) forward to the Master Servicer a copy of all inspection reports prepared by the Sub-Servicer and all operating statements and rent rolls collected by the Sub-Servicer. The Sub-Servicer may engage a third party at its cost to perform property inspections and prepare property inspection reports without first obtaining the consent of the Master Servicer; provided, however, that the Sub-Servicer shall remain obligated and primarily liable to the Master Servicer for satisfactory completion of the inspections and reports in a manner consistent with the Servicing Standard and otherwise as required by this Agreement. The Sub-Servicer shall promptly forward each CMSA NOI Adjustment Worksheet prepared in accordance with the requirements of the Pooling and Servicing Agreement to the Master Servicer within twenty (20) days after receipt of the related borrower reports and each CMSA Operating Statement Analysis Report to the Master Servicer within twenty (20) days after receipt of a quarterly operating statement.

                 (21) Section 3.13(d) is not incorporated herein. The Sub-Servicer shall deliver to the Master Servicer, no later than 1:00 p.m. New York City time on the second Business Day preceding the Determination Date, by electronic transmission in the format designated by the Master Servicer, the CMSA Property File and the CMSA Comparative Financial Status Report, each providing the required information as of the end of the preceding calendar month. The Sub-Servicer shall deliver to the Master Servicer and the Special Servicer, no later than 1:00 p.m. New York City time on the first Business Day following the Determination Date, by electronic transmission in the format designated by the Master Servicer, a CMSA Historical Liquidation Report, a CMSA Loan Periodic Update File, a CMSA Financial File, a CMSA Loan Level Reserve/LOC Report, a CMSA Advance Recovery Report, a CMSA Delinquent Loan Status Report and a CMSA Servicer Watchlist, each providing the required information as of such Determination Date. The Sub-Servicer shall deliver to the Master Servicer and the Special Servicer, no later than 1:00 pm New York City time on the first Business Day of each calendar month, by electronic transmission in the format designated by the Master Servicer, a CMSA Delinquent Loan Status Report, providing required information as of the last Business Day of the preceding calendar month. At the request of the Master Servicer, the Sub-Servicer shall send to each Mortgagor a notice directing the Mortgagor to forward to the Special Servicer annual, quarterly and monthly operating statements, budgets and rent rolls of the related Mortgaged Property, and financial statements of the related Mortgagor in accordance with and as provided for in the underlying loan documents.

                 (22) Section 3.16. The second paragraph of Section 3.16 of the Pooling and Servicing Agreement is not incorporated herein.

                 (23) Section 3.20(a), (b), (c) and (d). References in Section 3.20(a) to the Master Servicer Remittance Date shall be references to the Sub-Servicer Remittance Date. The Sub-Servicer shall inform the ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Sub-Servicer and the Sub-Servicer shall promptly forward copies of any such notices received to the Master Servicer. The Sub-Servicer shall also inform the hospitality franchisor that any notices of default under the related franchise agreement should thereafter be forwarded to the Sub-Servicer and the Sub-Servicer shall promptly forward copies of any such notices received to the Master Servicer.

                 (24) Section 3.21. The Sub-Servicer shall be permitted to approve any transaction that the Master Servicer may approve without the consent of the Special Servicer under Section 3.21 of the Pooling and Servicing Agreement, subject to the limitations set forth in Section 3.28; provided that in the event that the Sub-Servicer in the good faith and reasonable judgment of the Master Servicer violates the Servicing Standard or otherwise commits an "Event of Default" under the Pooling and Servicing Agreement in connection with the granting or withholding of any such approval (including, without limitation, any approvals set forth in Section 3.08 of the Pooling and Servicing Agreement, the approval and processing of any defeasance and any approvals described in
Section 3.01(d) of this Agreement), the Sub-Servicer thereafter shall no longer be permitted to exercise the foregoing approval rights and shall thereafter be required to seek the approval of the Master Servicer. The Sub-Servicer in processing each of these transactions will be required to apprise the Master Servicer from time to time of its actions and shall schedule monthly conference calls with the Master Servicer to discuss any of the aforementioned transactions that it is processing. The Sub-Servicer shall provide all reasonable cooperation to the Master Servicer in connection with the Master Servicer's duties under the Pooling and Servicing Agreement to oversee sub-servicers. Such cooperation shall include (without limitation) notifying the Master Servicer of any such transaction, and the Sub-Servicer shall make itself available for teleconferences from time to time upon reasonable request of the Master Servicer in connection therewith. Immediately following the completion of each transaction, the Sub-Servicer shall send the Master Servicer copies of all of the evaluation and approval documentation created in connection with such transaction. Notwithstanding anything contained in this Agreement to the contrary and with respect to any action to be taken by the Sub-Servicer hereunder which requires the consent of the Special Servicer and/or the Controlling Class Representative pursuant to the Pooling and Servicing Agreement, so long as the Sub-Servicer is an Affiliate of the Special Servicer, the Sub-Servicer shall be permitted to seek directly the consent and/or approval of the Special Servicer and/or the Controlling Class Representative, as applicable. The Sub-Servicer shall provide the Master Servicer written notice of any such action referenced in the immediately preceding sentence.

            Notwithstanding anything herein or in the Pooling and Servicing Agreement to the contrary, the Sub-Servicer shall be entitled to make any determination, without the consent of the Master Servicer, to grant or withhold approval of any defeasance of any related Mortgage Loan in whole or in part, shall be entitled to process such defeasance and shall be entitled to the entirety of any fees payable in connection with such defeasance.

                 (25) Section 3.22(a). The Sub-Servicer shall promptly notify the Master Servicer of any event or circumstance that the Sub-Servicer deems to constitute a Servicing Transfer Event with respect to any Mortgage Loan. The determination as to whether a Servicing Transfer Event has occurred shall be made by the Master Servicer. The Master Servicer shall promptly notify the Sub-Servicer of any determination that a Servicing Transfer Event with respect to any Mortgage Loan has occurred. Upon receipt by the Master Servicer of notice from the Special Servicer that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, the Master Servicer shall promptly give the Sub-Servicer notice thereof and the obligation of the Sub-Servicer to service and administer such Mortgage Loan shall resume.

                 (26) Sections 3.22(b) and (c) of the Pooling and Servicing Agreement are not incorporated herein. The Sub-Servicer shall give prompt notice to the Master Servicer of any Servicing Transfer Event and shall continue to process payments and maintain ongoing payment records with respect to each Mortgage Loan that becomes a Specially Serviced Mortgage Loan or an REO Property and shall timely provide the Master Servicer and the Special Servicer with any information required by either to perform their respective duties under the Pooling and Servicing Agreement.

                 (27) Section 3.23. References to the Master Servicer shall not be deemed to be references to the Sub-Servicer for purposes of Section 3.23 of the Pooling and Servicing Agreement. Each provision of Section 3.23 of the Pooling and Servicing Agreement shall be enforceable against the Sub-Servicer in accordance with the terms thereof.

                 (28) Section 3.24. Section 3.24(a)(i) of the Pooling and Servicing Agreement shall be deemed modified to read "The Sub-Servicer is a limited liability company, validly existing and in good standing under the laws of Massachusetts, and the Sub-Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement." Each insurance policy and fidelity bond referenced in Section 3.07(c) of the Pooling and Servicing Agreement names any successor or assign of the Sub-Servicer as an additional insured and loss payee. The Sub-Servicer is authorized to transact business in each state in which a Mortgaged Property is located, if and to the extent required by applicable law. The Sub-Servicer has a net worth, determined in accordance with generally accepted accounting principles, of at least $5,000,000. The Sub-Servicer is an approved conventional seller/servicer of mortgage loans for FHLMC or Fannie Mae or a HUD-Approved Servicer. The Sub-Servicer is not a Prohibited Party.

                 (29) Section 4.02(b) is not incorporated herein. The Sub-Servicer shall deliver to the Master Servicer and the Special Servicer by electronic transmission (in a format designated by the Master Servicer) (a) not later than 1:00 p.m. New York City time on the first Business Day following each Determination Date, the Collection Report (the information therein to be stated as of the Determination Date) and (b) within thirty (30) days after the end of each calendar quarter, beginning with the quarter ending March 31, 2007, the certification on the Mortgage Loans, including without limitation information regarding UCC Financing Statements, taxes, insurance premiums and ground rents, required by and in the form of Exhibit E attached hereto. The Sub-Servicer shall deliver to the Master Servicer no later than 1:00 pm New York City time on the second Business Day of each month by electronic transmission in a format designated by the Master Servicer, a remittance report containing scheduled balance information for each Mortgage Loan reflecting the scheduled Periodic Payment for such month in the form of Exhibit G attached hereto. In addition, on each day that the Sub-Servicer forwards to the Master Servicer any funds pursuant to Section 3.01(c)(7) of this Agreement, the Sub-Servicer shall deliver to the Master Servicer by electronic transmission in a format designated by the Master Servicer, a report of the nature of such remittance in the form of Exhibit G attached hereto. The Sub-Servicer shall also prepare and deliver to the Master Servicer and Special Servicer not later than 1:00 p.m. New York City time on the first Business Day following each Determination Date, a certification in the form of Exhibit J attached hereto.

                 (30) Section 4.03 of the Pooling and Servicing Agreement is not incorporated herein. The Sub-Servicer shall have no obligation to make P&I Advances.

                 (31) Section 11.01. The Sub-Servicer shall reasonably cooperate with the Master Servicer and/or the Depositor in connection with their compliance with Regulation AB.

                 (32) Section 11.02.

                 (33) Section 11.03 of the Pooling and Servicing Agreement is not incorporated herein. The Sub-Servicer shall provide all reasonable assistance to the Master Servicer to enable it to comply with Section 11.03 of the Pooling and Servicing Agreement.

                 (34) Section 11.04. The Sub-Servicer shall provide all reasonable cooperation to the Master Servicer to enable the Master Servicer to fulfill all of the obligations of the Master Servicer under Section 11.04 of the Pooling and Servicing Agreement (including, without limitation, the preparation or the Additional Form 10-D Disclosure and the Additional Disclosure Notification). Any Additional Form 10-D Disclosure and related Additional Disclosure Notification required to be delivered by the Sub-Servicer shall be delivered to the Master Servicer, in addition to the Depositor and the Trustee, within the time provided in Section 11.04(a).

                 (35) Section 11.05. The Sub-Servicer shall provide all the reports required of a Sub-Servicer under Section 11.05 of the Pooling and Servicing Agreement. The Sub-Servicer shall provide all reasonable cooperation to enable the Master Servicer to provide any Additional Form 10-K Disclosure. Any Additional Form 10-K Disclosure and related Additional Disclosure Notification required to be delivered by the Sub-Servicer shall be delivered to the Master Servicer, in addition to the Depositor and the Trustee, within the time provided in Section 11.05(a).

                 (36) Section 11.06. The Sub-Servicer shall provide all reasonable cooperation to the Master Servicer to enable the Master Servicer to fulfill its obligations under Section 11.06 of the Pooling and Servicing Agreement including provision of all of the reports and information required of a Reporting Party to the Master Servicer whether or not it meets the criteria set forth in the definition thereof in the Pooling and Servicing Agreement no later than 5 Business Days prior to the date on which the Master Servicer must provide such information to the Trust. At least 5 Business Days before the day the Master Servicer is required to deliver its certification under Section 11.06 of the Pooling and Servicing Agreement, the Sub-Servicer shall provide a backup certificate substantially similar to any certification required to be delivered by the Master Servicer pursuant to Section 11.06 of the Pooling and Servicing Agreement and shall provide such information and assistance as may be reasonably required and shall cooperate with the Master Servicer in complying with Section
11.06 of the Pooling and Servicing Agreement. The Sub-Servicer shall perform all of the obligations required of a Servicing Function Participant and/or an Additional Servicer and/or Reporting Servicer under Section 11.06 of the Pooling and Servicing Agreement, except that to the extent it would not constitute either such party for purposes of the Pooling and Servicing Agreement, it shall only be required to deliver any such items to the Master Servicer. The Sub-Servicer represents and warrants that each certification delivered pursuant to this Section 3.01(c)(36) will be true, complete and correct. In addition, the Sub-Servicer shall cooperate with Master Servicer's reasonable requests in performing its due diligence for its certification under Section 11.06 of the Pooling and Servicing Agreement. The Sub-Servicer shall indemnify and hold harmless the Master Servicer for all losses, liabilities, claims, damages, costs and expenses (including, without limitation, legal costs, fees and expenses) resulting from a breach of, or mistake or omission in, any certification given pursuant to this Section 3.01(c)(36). If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, then the Sub-Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer as a result of the losses, claims, damages or liabilities of the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Master Servicer on the one hand and the Sub-Servicer on the other in connection with a breach of the Sub-Servicer obligations under this Section 3.01(c)(36) or the Sub-Servicer's negligence, bad faith or willful misconduct in connection therewith.

                 (37) Section 11.07. The Sub-Servicer shall promptly notify the Master Servicer to the extent that it becomes aware of any Reportable Event. The Sub-Servicer shall provide all reasonable cooperation to the Master Servicer for the Master Servicer to fulfill its obligations under Section 11.07 of the Pooling and Servicing Agreement (including without limitation, the preparation of Form 8-K Disclosure Information and consultation with the Master Servicer with respect to any Reportable Event). The Sub-Servicer shall notify the parties to the Pooling and Servicing Agreement of any Reportable Event in the time frame set forth in Section 11.07 of the Pooling and Servicing Agreement.

                 (38) Sections 11.09 and 11.10. The reports set forth in Sections 11.09 and 11.10 of the Pooling and Servicing Agreement shall be delivered by the Sub-Servicer by March 1st (subject to a grace period no later than March 10th) of each year, beginning March 2007. If the Sub-Servicer is a Servicing Function Participant or Additional Servicer, such reports shall be delivered to the Master Servicer and all the parties specified in Sections 11.09 and 11.10 of the Pooling and Servicing Agreement, and if the Sub-Servicer is not a Servicing Function Participant or Additional Servicer, such report shall be delivered only to the Master Servicer.

                 (39) Section 11.11. The accountant's report referenced in
Section 11.11 of the Pooling and Servicing Agreement shall be delivered by the Sub-Servicer (without regarding whether the Sub-Servicer is a Servicing Function Participant) by March 1st (subject to a grace period no later than March 10th ) of each year, beginning March 2007. If the Sub-Servicer is a Servicing Function Participant, the report shall be delivered to the Master Servicer and all the parties specified in Section 11.11 of the Pooling and Servicing Agreement, and if the Sub-Servicer is not a Servicing Function Participant, such report shall be delivered only to the Master Servicer.

                 (40) Section 11.12. The Sub-Servicer shall indemnify and hold harmless each Certification Party and the Master Servicer from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party or the Master Servicer arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports pursuant to this Agreement or Article XI of the Pooling and Servicing Agreement as incorporated herein, (ii) an actual breach by the Sub-Servicer or any other of its obligations under Article XI of the Pooling and Servicing Agreement as incorporated herein, (iii) negligence, bad faith or willful misconduct on its part in the performance of such obligations or (iv) any failure by the Sub-Servicer to identify a Servicing Function Participant retained by it pursuant to Section 11.02(c) of the Pooling and Servicing Agreement.

            If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party or the Master Servicer, then the Sub-Servicer shall contribute to the amount paid or payable to the Certification Party or the Master Servicer as a result of the losses, claims, damages or liabilities of the Certification Party or the Master Servicer, as applicable, in such proportion as is appropriate to reflect the relative fault of the Certification Party or the Master Servicer, as applicable, on the one hand and the Sub-Servicer on the other in connection with a breach of the Sub-Servicer's obligations pursuant to Article XI of the Pooling and Servicing Agreement as incorporated herein or the Sub-Servicer's negligence, bad faith or willful misconduct in connection therewith.

            (d) Notwithstanding anything contained in this Agreement to the contrary but subject to Section 3.01(c)(24) of this Agreement, and with respect to any action to be taken by the Sub-Servicer hereunder which (x) requires the consent of the Master Servicer pursuant to this Agreement and (y) requires the consent of the Special Servicer and/or the Controlling Class Representative pursuant to the Pooling and Servicing Agreement, so long as the Sub-Servicer is an Affiliate of the Special Servicer, the Sub-Servicer shall be permitted to seek directly the consent and/or approval of the Special Servicer and/or the Controlling Class Representative, as applicable without first seeking the consent and/or approval of the Master Servicer and the Sub-Servicer shall be entitled to all related fees that otherwise would have been payable to the Master Servicer in connection with obtaining such consent and/or approval. The Sub-Servicer shall provide the Master Servicer written notice of any such action referenced in the immediately preceding sentence.

            Section 3.02 Merger or Consolidation of the Sub-Servicer.

            The Sub-Servicer shall keep in full effect its existence, rights and franchises as a limited liability company under the laws of the state of its organization except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

            Any Person into which the Sub-Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Sub-Servicer shall be a party, or any Person succeeding to the business of the Sub-Servicer, shall be the successor of the Sub-Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person (a) shall assume in writing the obligations of the Sub-Servicer under this Agreement and (b) must be acceptable to the Master Servicer (which acceptance shall not be unreasonably withheld or delayed).

            Section 3.03 Limitation on Liability of the Sub-Servicer and Others.

            Neither the Sub-Servicer nor any of the officers, employees or agents of the Sub-Servicer shall be under any liability to the Master Servicer for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Sub-Servicer against liability to the Master Servicer for any breach of a representation, warranty or covenant made herein, or failure to perform its obligations in strict compliance with the Servicing Standard, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties hereunder. The Sub-Servicer and any officer, employee or agent of the Sub-Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Sub-Servicer shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under this Agreement and, unless it is specifically required hereunder to bear the costs of such legal action, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Sub-Servicer may, with the consent of the Master Servicer, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Master Servicer will be liable and the Sub-Servicer shall be entitled to be reimbursed therefor from the Master Servicer upon written demand. The Sub-Servicer shall be indemnified by the Master Servicer against any loss, liability or reasonable expense incurred in connection with the performance by the Sub-Servicer of the terms and conditions of this Agreement, other than any loss, liability or expense; (i) specifically required to be borne by the Sub-Servicer without right of reimbursement pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation, warranty or covenant made herein; or (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties hereunder; provided, however, that the Master Servicer's obligation to so indemnify the Sub-Servicer shall be strictly limited to any actual amount of indemnification received by the Master Servicer therefor under the Pooling and Servicing Agreement. The Master Servicer shall pursue in good faith any rights that it has to any indemnity under the Pooling and Servicing Agreement.

            Section 3.04 Sub-Servicer Not to Resign.

            The Sub-Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Sub-Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Sub-Servicer so causing such a conflict being of a type and nature carried on by the Sub-Servicer at the date of this Agreement) and provides 90 days advance notice thereof to the Master Servicer. Any such determination permitting the resignation of the Sub-Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, which Opinion of Counsel shall be in form and substance reasonably acceptable to the Master Servicer.

            Section 3.05 Transfer or Assignment of Servicing.

            This Agreement and the rights and benefits hereunder of the Sub-Servicer shall not be assignable, and the duties and obligations hereunder of such party shall not be delegable; provided, however, that (i) the Sub-Servicer may assign, sell or transfer its rights and duties under this Agreement in whole and not in part to a parent company of Sub-Servicer or a wholly-owned subsidiary or Affiliate of such party; (ii) the Sub-Servicer shall be entitled to employ subcontractors to the extent provided in this Agreement and (iii) the Sub-Servicer shall be entitled to assign, sell or transfer its rights and duties under this Agreement (in whole and not in part) with approval of the Master Servicer, such approval not to be unreasonably conditioned or delayed. Any such assignment under this Section 3.05 shall (i) not be effective (other than an assignment to a subcontractor described in clause (ii) above) until the successor Sub-Servicer enters into a written agreement reasonably satisfactory to the Master Servicer agreeing to be bound by the terms and provisions of this Agreement (but not altering the obligations under this Agreement); and (ii) not relieve the assigning Sub-Servicer of any duties or liabilities arising or incurred prior to such assignment. The Sub-Servicer shall pay or cause to be paid any costs or expenses incurred in connection with such assignment. Any assignment or delegation or attempted assignment or delegation in contravention of this Agreement shall be null and void.

            Section 3.06 Indemnification.

            The Master Servicer and the Sub-Servicer each agrees to and hereby does indemnify and hold harmless the Master Servicer, in the case of the Sub-Servicer, and the Sub-Servicer, in the case of the Master Servicer (including any of their partners, directors, officers, employees or agents) from and against any and all liability, claim, loss, out-of-pocket cost (including reasonable attorneys' fees), penalty, expense or damage of the Master Servicer, in the case of the Sub-Servicer, and the Sub-Servicer, in the case of the Master Servicer (including any of their partners, directors, officers, employees or agents) resulting from (i) any breach by the indemnitor of a representation, warranty, covenant or agreement made by it herein or (ii) any willful misfeasance, bad faith or negligence by the indemnitor in the performance of its obligations or duties hereunder or by reason of reckless disregard of such obligations and duties. Each indemnified party hereunder shall give prompt written notice to the indemnitor of matters which may give rise to liability of such indemnitor hereunder; provided, however, that failure to give such notice shall not relieve the indemnitor of any liability except to the extent of actual prejudice. This Section 3.06 shall survive the termination of this Agreement and the termination or resignation of the Master Servicer or the Sub-Servicer. Notwithstanding the foregoing, the Sub-Servicer shall not have any direct rights of indemnification that may be satisfied out of assets of the Trust Fund.

            Section 3.07 Subcontractors and Sub-servicers.

            Without prior written notice to or the prior written consent of the Master Servicer, the Sub-Servicer shall be permitted to employ, at its own expense, subcontractors and sub-servicers to perform selected services (such as the engagement of tax monitoring services, property inspections, etc.) in connection with Sub-Servicer's performance of the Servicing for the Mortgage Loans; provided, however, that (1) the Sub-Servicer shall remain fully liable at all times for the timely performance of all Services and for all other obligations hereunder (2) the terms of such an arrangement shall not be binding upon the Master Servicer or any successor primary servicer or Sub-Servicer of the Mortgage Loans; (3) no such arrangement shall obligate the Master Servicer to communicate or deal with any Person under this Agreement other than the Sub-Servicer; (4) no such arrangement shall result in the delegation by the Sub-Servicer of its duty to make any recommendation for the granting or withholding of any consent or waiver or the making of any other decision on the part of the holder of any Mortgage Loan; and (5) such arrangements are consistent with and meet all of the requirements of Section 3.23 of the Pooling and Servicing Agreement, including, without limitation, that such agreement shall (A) solely with respect to sub-servicers (and not subcontractors), require the sub-servicer thereunder to perform all applicable requirements of Article XI of the Pooling and Servicing Agreement, (B) be terminable by the Master Servicer without cause and without a termination fee if the Sub-Servicer is no longer acting in such capacity hereunder, (C) provide that the Master Servicer may have access to such sub-servicer or subcontractor as provided in Section 3.16 of the Pooling and Servicing Agreement and (D) solely with respect to sub-servicers that are Servicing Function Participants, provide that the Master Servicer is a third party beneficiary thereunder, and the Sub-Servicer shall provide the Master Servicer with a copy of such agreement.

                                   ARTICLE IV

                                     DEFAULT

            Section 4.01 Events of Default.

            In case one or more of the following events (each an "Event of Default") by the Sub-Servicer shall occur and be continuing, that is to say:

            (a) any failure by the Sub-Servicer to deposit into the Sub-Servicer Custodial Account, any Servicing Account, any REO Account or any Reserve Account, or to deposit into, or to remit to the Master Servicer for deposit into, the Pool Custodial Account, on a timely basis, any amount required to be so deposited or remitted under this Agreement which failure continues unremedied for one (1) Business Day; or

            (b) any failure on the part of the Sub-Servicer to observe or perform its obligations and duties in strict accordance with Section 3.07 of the Pooling and Servicing Agreement as incorporated herein pursuant to Sections 3.01(c)(11), (12) and (13) of this Agreement; or

            (c) any failure on the part of the Sub-Servicer to (a) timely provide to the Master Servicer the certification called for on Exhibit E attached hereto as required by Section 3.01(c)(29) of this Agreement, or (b) timely provide to the Master Servicer the Collection Report which failure continues unremedied for one (1) Business Day; or

            (d) any failure on the part of the Sub-Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Sub-Servicer contained in this Agreement which continues unremedied for a period of twenty-five (25) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Sub-Servicer by the Master Servicer; or

            (e) any breach on the part of the Sub-Servicer of any representation or warranty contained in Section 3.24 of the Pooling and Servicing Agreement which materially and adversely affects the interests of the Master Servicer or any Class of Certificateholders and which continues unremedied for a period of thirty (30) days (in the case of payment of insurance premiums, fifteen (15) days or the date on which any required insurance coverage terminates, if such premiums are not paid, whichever date is earlier) after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Sub-Servicer by the Master Servicer, provided, however, that the Sub-Servicer shall have an additional thirty (30) days to remedy such breach if the Sub-Servicer is diligently pursuing the remedy of such breach and provides an Officer's Certificate to such effect; or

            (f) the Sub-Servicer shall fail to timely deliver to the Master Servicer any Officer's Certificate as required by Section 3.01(c)(38) of this Agreement, any annual accountants' report as required by Section 3.01(c)(39) of this Agreement, or in any way fail to comply with Section 3.01(c)(31) through
Section 3.01(c)(37) of this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Sub-Servicer by the Master Servicer (provided that such notice and cure period with respect to this Section 4.01(f) shall only apply with respect to any year that a report on Form 10-K is not required to be filed by the Trust Fund; in any year that a report on Form 10-K is required to be filed by the Trust Fund, there will be no notice and cure period with respect to this Section 4.01(f)); or

            (g) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Sub-Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

            (h) the Sub-Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Sub-Servicer or of or relating to all or substantially all of its property; or

            (i) the Sub-Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any limited liability company action in furtherance of the foregoing; or

            (j) the Sub-Servicer shall cease to be an approved servicer of multifamily mortgage loans for at least one of FHLMC, FNMA or the Department of Housing and Urban Development (HUD); or

            (k) the Sub-Servicer shall assign or transfer or attempt to assign or transfer all or part of its rights and obligations hereunder except as permitted by this Agreement; or

            (l) the net worth of the Sub-Servicer, determined in accordance with generally accepted accounting principles shall decline to less than $5,000,000; or

            (m) S&P or Fitch has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) placed one or more Classes of Certificates on "watch status" in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Sub-Servicer as the sole or material factor in such rating action; or

            (n) the Sub-Servicer shall be a Prohibited Party;

            then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Master Servicer may terminate, by notice in writing to the Sub-Servicer, all of the rights and obligations of the Sub-Servicer as Sub-Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. From and after the receipt by the Sub-Servicer of such written notice, all authority and power of the Sub-Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under this Section, and, without limitation, the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Sub-Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Sub-Servicer agrees that if it is terminated pursuant to this Section, it shall promptly (and in any event no later than five (5) Business Days subsequent to its receipt of the notice of termination) provide the Master Servicer with all documents and records (including, without limitation, those in electronic form) requested by it to enable it to assume the Sub-Servicer's functions hereunder, and shall cooperate with the Master Servicer in effecting the termination of the Sub-Servicer's responsibilities and rights hereunder and the assumption by a successor of the Sub-Servicer's obligations hereunder, including, without limitation, the transfer within one (1) Business Day to the Master Servicer for administration by it of all cash amounts which shall at the time be or should have been credited by the Sub-Servicer to the Sub-Servicer Custodial Account, the Custodial Account, any Servicing Account, any REO Account and any Reserve Account, or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Sub-Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of
Section 3.03 of this Agreement notwithstanding any such termination).

            Notwithstanding anything to the contrary in the foregoing paragraph or in this Agreement, to the extent that any Event of Default affects only certain Mortgage Loans serviced by the Sub-Servicer under this Agreement which default the Sub-Servicer cures prior to three days before the day on which such default would become an Event of Default by the Master Servicer under the Pooling and Servicing Agreement, then the Master Servicer may terminate the rights and obligations of the Sub-Servicer only with respect to such Mortgage Loans affected.

            In addition to any other rights and remedies available to the Master Servicer hereunder or at law or equity, including, without limitation, the right to a recovery of damages, the Master Servicer may impose, and if so imposed, the Sub-Servicer shall pay, the penalties described in this paragraph for (a) any failure by the Sub-Servicer to deposit into any account required hereby, or to deposit into, or to remit to the Master Servicer for deposit into, the Custodial Account, on a timely basis, any amount required to be so deposited or remitted under this Agreement, or (b) any failure by the Sub-Servicer to timely provide to the Master Servicer any report required by this Agreement to be provided to the Master Servicer (each such failure referred to herein as a "Sub-Servicer Delinquency"). The Master Servicer may not impose any penalty for the first Sub-Servicer Delinquency to occur hereunder ("Initial Sub-Servicer Delinquency"), but may impose on the Sub-Servicer a penalty of $300.00 for any other Sub-Servicer Delinquency occurring within two years following an Initial Sub-Servicer Delinquency; provided, however, that if no Sub-Servicer Delinquency occurs during any two (2) year period, the first Sub-Servicer Delinquency thereafter shall be deemed to be an "Initial Sub-Servicer Delinquency". The penalties provided for in this paragraph are not intended to constitute liquidated damages. The rights and remedies of the Master Servicer under this Agreement are cumulative with, and not exclusive of, any other rights or remedies which it would otherwise have.

            Section 4.02 Waiver of Defaults.

            The Master Servicer may waive any default by the Sub-Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

            Section 4.03 Other Remedies of Master Servicer.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Master Servicer, in addition to the rights specified in Section 4.01 of this Agreement, shall have the right, in its own name, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                    ARTICLE V

                                   TERMINATION

            Section 5.01 Termination.

            Except as otherwise specifically set forth herein, the rights, obligations and responsibilities of the Sub-Servicer shall terminate (without payment of any penalty or termination fee): (i) upon the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and the disposition of all REO Property and the remittance of all funds due hereunder; (ii) by mutual consent of the Sub-Servicer and the Master Servicer in writing; (iii) pursuant to Section 5.02 of this Agreement; (iv) at the option of any purchaser of one or more Mortgage Loans pursuant to the Pooling and Servicing Agreement, upon such purchase and only with respect to such purchased Mortgage Loan or Mortgage Loans; or (v) upon termination of the Pooling and Servicing Agreement. Any successor to the Sub-Servicer shall make reasonable arrangements as it may deem appropriate to reimburse the Sub-Servicer for amounts the Sub-Servicer actually expended as Sub-Servicer pursuant to this Agreement which the successor is entitled to retain and which otherwise would be recovered by the Sub-Servicer pursuant to this Agreement but for the appointment of such successor.

            Section 5.02 Termination With Cause.

            The Master Servicer may, at its sole option, terminate any rights the Sub-Servicer may have hereunder with respect to any or all of the Mortgage Loans as provided in Section 4.01 of this Agreement upon the occurrence of an Event of Default.

            Any notice of termination shall be in writing and delivered to the Sub-Servicer as provided in Section 6.05 of this Agreement.

            Section 5.03 Termination of Duties with Respect to Specially Serviced Mortgage Loans.

            At such time as any Mortgage Loan becomes a Specially Serviced Mortgage Loan, the obligations and duties of the Sub-Servicer set forth herein with respect to such Specially Serviced Mortgage Loan that are required to be performed by the Special Servicer under the Pooling and Servicing Agreement shall cease; provided, however, that the Sub-Servicer shall continue to be entitled to the Sub-Servicing Fee. The Sub-Servicer shall continue to perform all of its duties hereunder with respect to the Specially Serviced Mortgage Loans that are not required to be performed by the Special Servicer pursuant to the Pooling and Servicing Agreement. If a Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan, the Sub-Servicer shall commence servicing such Corrected Mortgage Loan pursuant to the terms of this Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

            Section 6.01 Successor to the Sub-Servicer.

            Prior to termination of the Sub-Servicer's responsibilities and duties under this Agreement pursuant to and in accordance with Section 3.04, 4.01, 5.01 or 5.02 of this Agreement, the Master Servicer shall (i) succeed to and assume all of the Sub-Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which satisfies the criteria for a successor sub-servicer in Section 3.02 of this Agreement and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Sub-Servicer under this Agreement accruing following the termination of the Sub-Servicer's responsibilities, duties and liabilities under this Agreement.

            Section 6.02 Financial Statements.

            The Sub-Servicer shall, upon the request of the Master Servicer, make available its financial statements and other records relevant to the performance of the Sub-Servicer's obligations hereunder.

            Section 6.03 Closing.

            The closing for the commencement of the Sub-Servicer to perform the servicing responsibilities under this Agreement with respect to the Mortgage Loans shall take place on the Closing Date. At the Master Servicer's option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

            The closing shall be subject to the execution and delivery of the Pooling and Servicing Agreement by the parties thereto.

            Section 6.04 Closing Documents.

            The Closing Documents shall consist of all of the following documents:

                 (a) to be provided by the Sub-Servicer:

                     (1) this Agreement executed by the Sub-Servicer;

                     (2) an Officer's Certificate of the Sub-Servicer, dated the Closing Date and in the form of Exhibit B hereto, including all attachments thereto; and

                     (3) the account certifications in the form of Exhibit F hereto required by Sections 3.01(c)(3), (5) and (6) of this Agreement, fully completed; and

            (b) to be provided by the Master Servicer:

                (1) this Agreement executed by the Master Servicer; and

                (2) the Mortgage Loan Schedule, with one copy to be attached to each counterpart of this Agreement as Exhibit A hereto; and

                (3) the Pooling and Servicing Agreement substantially in the form of Exhibit C hereto.

            Section 6.05 Notices.

            All demands, notices, consents and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to the following addresses:

            (i) if to the Master Servicer:

                       Wachovia Bank, National Association
                         Commercial Real Estate Services
                        8739 Research Drive URP-4-NC2075
                        Charlotte, North Carolina 28262-1075 (for overnight mail only)
                        Fax No. (704) 715-0036
                        Reference: COBALT CMBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through
                        Certificates Series 2006-C1

                        with a copy to:

                        Lars Carlsten, Esq.
                          c/o Wachovia Bank Corporation
                        301 S. College St., TW-30
                        Charlotte, NC 28288-0630
                        Reference: COBALT CMBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through
                        Certificates Series 2006-C1

            (ii) if to the Sub-Servicer:

                        CWCapital LLC
                        63 Kendrick Street
                          Needham, Massachusetts 02494
                        Attention: Gardner Hall
                        Fax No. (781) 707-9498

                        with a copy to:

                        CWCapital LLC
                        63 Kendrick Street
                          Needham, Massachusetts 02494
                           Attention: General Counsel
                        Fax No. (781) 707-9498

or such other address as may hereafter be furnished to the other party by like notice.

            Section 6.06 Severability Clause.

            Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

            Section 6.07 Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            Section 6.08 Governing Law.

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal Law.

            Section 6.09 Protection of Confidential Information.

            The Sub-Servicer shall keep confidential and shall not divulge to any party other than the Master Servicer, the Depositor, the Special Servicer, the Rating Agencies or the Trustee, without the Master Servicer's prior written consent, any information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for the Sub-Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or in accordance with this Agreement. Notwithstanding the foregoing, the Sub-Servicer may include information on the Mortgage Loans on an aggregate basis in providing to other parties information on its entire servicing portfolio.

            Section 6.10 Intention of the Parties.

            It is the intention of the parties that the Master Servicer is conveying, and the Sub-Servicer is receiving, only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Trustee remains the sole and absolute beneficial owner of the Mortgage Loans and all rights related thereto.

            Section 6.11 Third Party Beneficiary.

            The Trustee, for the benefit of the Certificateholders, and the Depositor shall be a third party beneficiary under this Agreement, provided that, except to the extent the Trustee or its designee assumes the obligations of the Master Servicer hereunder as contemplated by Section 6.12 of this Agreement, none of the Depositor, the Trustee, the Trust Fund, any successor Master Servicer, or any Certificateholder shall have any duties under this Agreement or any liabilities arising herefrom.

            Section 6.12 Successors and Assigns; Assignment of Agreement.

            This Agreement shall bind and inure to the benefit of and be enforceable by the Sub-Servicer and the Master Servicer and the respective successors and assigns of the Sub-Servicer and the Master Servicer. This Agreement shall not be assigned, pledged or hypothecated by the Sub-Servicer to a third party except as otherwise specifically provided for herein. If the Master Servicer shall for any reason no longer act in such capacity under the Pooling and Servicing Agreement, the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer under this Agreement.

            Section 6.13 Waivers.

            No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

            Section 6.14 Exhibits.

            The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            Section 6.15 General Interpretive Principles.

            The article and section headings are for convenience of a reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 6.16 Complete Agreement.

            This Agreement embodies the complete agreement between the parties regarding the subject matter hereof and may not be varied or terminated except by a written agreement conforming to the provisions of Section 6.18 of this Agreement. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

            Section 6.17 Further Agreement.

            The Sub-Servicer and the Master Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

            Section 6.18 Amendments.

            This Agreement may only be amended with the consent of the Sub-Servicer and the Master Servicer. No amendment to the Pooling and Servicing Agreement that purports to change the rights or obligations of the Sub-Servicer hereunder shall be effective against the Sub-Servicer without the express written consent of the Sub-Servicer. The Master Servicer shall deliver a copy of any amendment to the Pooling and Servicing Agreement to the Sub-Servicer within a reasonable period of time after the execution of such amendment.

                   [SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

            IN WITNESS WHEREOF, the Sub-Servicer and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                          By:  /s/ Cynthia L. Schwartz
                                             -----------------------------------
                                             Name:  Cynthia L. Schwartz
                                             Title: Vice President

                                       CWCapital LLC

                                       By:   /s/ Paul A. Sherrington
                                             -----------------------------------
                                             Name:   Paul A. Sherrington
                                             Title:  Senior Vice President
                                                     Assistant General Counsel

                                    EXHIBIT A
                                    ---------
                             MORTGAGE LOAN SCHEDULE

   Mortgage                                                        Sub-Servicing
   Loan Number                           Property Name               Fee Rate
--------------------------------------------------------------------------------
      2            Continental Towers                                    0.02%

      9            Timberlake and Glades Apartments Portfolio            0.02%
    9.001          Timberlake Apartments
    9.002          The Glades Apartments

      11           Intergraph Corporate Campus                           0.02%
      14           Quality King - Ronkonkoma Portfolio                   0.02%
    14.001         2060 Ninth Avenue
    14.002         201 Comac Street
    14.003         2145 Ninth Avenue
      15           International Plaza                                   0.02%

      18           900 Circle 75 Parkway                                 0.02%
      19           Pheasant Run Resort                                   0.02%
      26           El Dorado Pointe Apartments                           0.02%
      28           North Bay Village                                     0.02%

      31           Preferred Freezer                                     0.02%

      32           Monterey Oaks Corporate Park                          0.02%
      34           Manoa Marketplace                                     0.02%

      35           INS I & II                                            0.02%
      37           Evergreen Marketplace                                 0.07%
      41           Research Park Office Portfolio                        0.02%
      47           Twin Lakes                                            0.02%

      49           Kandi Mall                                            0.02%
      52           Ronler Corporate Center                               0.02%
      69           Wesco Self Storage                                    0.02%
      72           Columbus Multifamily Portfolio                        0.02%
    72.001         Greystone at Green Island Oaks
    72.002         Greystone at Maple Ridge
      73           Midway Plaza                                          0.02%
      76           The Overland Park Village Apartments                  0.02%
      79           Young's Bay Plaza                                     0.07%
      80           Youngstown Shopping Center                            0.02%

      82           JC Penney Outlet Store                                0.02%
      83           The Carnival Flea Market                              0.02%
      88           International Paper Distribution - Marianna, FL       0.02%

      96           International Paper - Kentwood, MI                    0.02%
      97           Storage Express - Lancaster, CA                       0.02%
      98           Eastern Commons                                       0.02%
     103           USA Managed Care Building                             0.02%
     104           StorQuest Self Storage - Oxnard, CA                   0.02%
     105           Best Western - Philadelphia, PA                       0.02%
     107           Siena Canyon Square                                   0.02%
     108           Concord Town Center Portfolio                         0.02%
   108.001         Concord Town Center
   108.002         Anchor Bank
     109           Willow Grove - Extra Space Self Storage               0.02%
     110           Holiday Inn Express - Griffin, GA                     0.02%
     113           Fieldcrest III Apartments                             0.02%
     114           Lumberton On The Lake                                 0.02%

     116           Haverty's Square Retail Center                        0.02%
     117           Storage America Center                                0.02%

     120           Harbor Towers                                         0.02%
     121           Southgate Shopping Center                             0.02%

     122           Portsmouth Business Center                            0.02%
     123           Mission Towers                                        0.02%
     124           The Fountains                                         0.02%

     126           Value City Furniture                                  0.02%
     131           Fieldcrest I Apartments                               0.02%

     132           Advance Auto Stores - Biltmore Portfolio              0.02%
   132.001         Advance Auto - Fayetteville, NC
   132.002         Advance Auto - Henderson, NC
   132.003         Advance Auto - Wake Forest, NC
   132.004         Advance Auto - Kinston, NC
     139           350 Long Beach                                        0.02%
     140           The Shoppes on Shugart Shopping Center                0.02%
     141           Fieldcrest II Apartments                              0.02%
     143           Park Lane Shopping Center                             0.02%
     149           Rothwood Apartments                                   0.02%
     152           St. Anthony Village                                   0.02%
     153           Woodland Crossing Shopping Center                     0.02%
     155           5396 School Road                                      0.02%
     165           Atwood Plaza                                          0.02%

                                    EXHIBIT B
                                    ---------

                      SUB-SERVICER'S OFFICER'S CERTIFICATE

            I, ______________________________, hereby certify that I am the duly elected [Senior Vice President] of CWCapital LLC, a limited liability company organized under the laws of the Commonwealth of Massachusetts (the "Sub-Servicer") and further as follows:

            (i) Attached hereto as Exhibit 1 is a true, correct and complete copy of the certificate of organization of the Sub-Servicer which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification since
      _______________________________.

            (ii) Attached hereto as Exhibit 2 is a true, correct and complete copy of the operating agreement of the Sub-Servicer which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since ____________.

            (iii) Attached hereto as Exhibit 3 is an original certificate of good standing of the Sub-Servicer, issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

            (iv) Attached hereto as Exhibit 4 is a true, correct and complete copy of the resolutions of the [Board of Managers] of the Sub-Servicer authorizing the Sub-Servicer to execute and deliver the Sub-Servicing Agreement, dated as of December 1, 2006 (the "Sub-Servicing Agreement"), by and between the Sub-Servicer and Wachovia Bank, National Association and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since
      _______________.

            (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Sub-Servicer of or compliance by the Sub-Servicer with the Sub-Servicing Agreement or the consummation of the transactions contemplated by the Sub-Servicing Agreement except as have previously been obtained, and no bulk sale law applies to such transactions.

            (vi) The execution and delivery of the Sub-Servicing Agreement by the Sub-Servicer and the Sub-Servicer's performance and compliance with the terms of the Sub-Servicing Agreement will not (A) violate the Sub-Servicer's operating agreement, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in a breach of, any material contract, agreement or other instrument to which the Sub-Servicer is a party or by which the Sub-Servicer is bound.

            (vii) No litigation is pending or, to the Sub-Servicer's knowledge, threatened against the Sub-Servicer that would, in the Sub-Servicer's good faith and reasonable judgment, prohibit its entering into the Sub-Servicing Agreement or materially and adversely affect the performance by the Sub-Servicer of its obligations under the Sub-Servicing Agreement.

            (viii) Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Sub-Servicer, signed the Sub-Servicing Agreement and any other document delivered prior hereto or on the date hereof in connection with the Sub-Servicing Agreement, was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Sub-Servicer, who holds the office set forth opposite his or her name on
      Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

            (ix) The Sub-Servicer is duly authorized to engage in the transactions described and contemplated in the Sub-Servicing Agreement.

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Sub-Servicer.

Dated:                                   By__________________________________
                                         Name:_______________________________

            [Seal] Title: [Senior Vice President]

            I, _______________________, an [Assistant] Secretary of
[Sub-Servicer], hereby certify that ___________________________ is the duly elected, qualified and acting [Vice] President of the Sub-Servicer and that the signature appearing above is [her] [his] genuine signature.

            IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:                                   By__________________________________
                                         Name:_______________________________
            [Seal]                       Title:  Assistant Secretary

                                    EXHIBIT 5

                                       to

                      Sub-Servicer's Officer's Certificate

Name                                     Title                 Signature
----                                     -----                 ---------

____________________________________

____________________________________

____________________________________

____________________________________

                                    EXHIBIT C
                                    ---------

                         POOLING AND SERVICING AGREEMENT

                                    EXHIBIT D
                                    ---------

                                   [Reserved]

                                    EXHIBIT E
                                    ---------

                        QUARTERLY SERVICING CERTIFICATION

Sub-Servicer: ________________

RE:   Series________________

Pursuant to the Sub-Servicing Agreement(s) between Wachovia Bank, National Association and the above referenced Sub-Servicer, we certify with respect to each mortgage loan serviced by us for Wachovia Bank, National Association that as of the quarter ending ____________________ except as otherwise noted below:

o All taxes, assessments and other governmental charges levied against the mortgaged premises, ground rents payable with respect to the mortgaged premises, if any, which would be delinquent if not paid, have been paid.

o All required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the loan documents.

o On all required insurance policies, the loss payee is in the name of Wachovia Bank, National Association, as Master Servicer on behalf of Wells Fargo Bank, N.A. as Trustee for the benefit of the Certificateholders of COBALT CMBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates Series 2006-C1, c/o CWCapital LLC, One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494, as Sub-Servicer, its successors and assigns "ATIMA".

o     All UCC Financing Statements have been renewed prior to expiration.

o All reserves are maintained and disbursed in accordance with the loan documents and no expired reserves exist.

o All letters of credit are transferred to the Trust as beneficiary and are properly renewed.

o     Lockboxes are being serviced in accordance with loan documents.

EXCEPTIONS: ____________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

____________________________          ________________________________
Servicing Officer                        Date

                                    EXHIBIT F
                                    ---------

                          FORM OF ACCOUNT CERTIFICATION

Securitization: ________________________________________________________________

Sub-Servicer: __________________________________________________________________

      _________   New Account                ________ Change of Account
                                                      Information

Indicate purpose of account (check all that apply):

      _________   Principal & Interest       ________ Deposit Clearing

      _________   Taxes & Insurance          ________ Disbursement Clearing

      _________   Reserves (non-interest     ________ Suspense
                  bearing)

      _________   Reserves (interest
                  bearing)

Account Number: ________________________________________________________________

Account Name: __________________________________________________________________

Depository Institution (and Branch):

      Name: ____________________________________________________________________

      Street: __________________________________________________________________

      City, State, Zip: ________________________________________________________

      Rating Agency: __________________ Rating: ________________________________

Please note that the name of the account must follow the guideline specifications detailed in the applicable agreement.

Prepared by: ___________________________________________________________________

Signature: _____________________________________________________________________

Title: _________________________________________________________________________

Date: __________________________________________________________________________

Telephone: _____________________________  Fax: _________________________________


                                                              EXHIBIT G
                                                              ---------

                                                               FORM OF
                                                          COLLECTION REPORT

                                                            Series _____
                                                        Month of ____________

-------------------  -------------------------------------  --------------  ----------------  ------------------  ------------------
                            Subservicers   Scheduled
 Master Services                   Loan       Due                Mtg              Net             Scheduled             Schedule
 Loan #                               #      Date               Rate           Mtg Rate       Beginning Balance        P&I Amount
-------------------  -------------------------------------  --------------  ----------------  ------------------  ------------------
-------------------  -------------------------------------  --------------  ----------------  ------------------  ------------------

-------------------  -------------------------------------  --------------  ----------------  ------------------  ------------------

-------------------  -------------------------------------  --------------  ----------------  ------------------  ------------------

-------------------  -------------------------------------  --------------  ----------------  ------------------  ------------------

-------------------  -------------------------------------  --------------  ----------------  ------------------  ------------------

-------------------  -------------------------------------  --------------  ----------------  ------------------  ------------------

-------------------  -------------------------------------  --------------  ----------------  ------------------  ------------------

-------------------  -------------------------------------  --------------  ----------------  ------------------  ------------------

-------------------  -------------------------------------  --------------  ----------------  ------------------  ------------------
Totals                                                                                                     0.00                 00.0
-------------------  -------------------------------------  --------------  ----------------  ------------------  ------------------

(TABLE CONTINUED)

-------------------   -------------------  ------------------  ------------------  ---------------------  ---------------------
 Master Services          Scheduled            Scheduled           Scheduled                                   Curtailed
 Loan #               Principal Payment    Interest Payment       Service Fee      Curtailed Prepayment     Prepayment Date
-------------------   -------------------  ------------------  ------------------  ---------------------  ---------------------
-------------------   -------------------  ------------------  ------------------  ---------------------  ---------------------

-------------------   -------------------  ------------------  ------------------  ---------------------  ---------------------

-------------------   -------------------  ------------------  ------------------  ---------------------  ---------------------

-------------------   -------------------  ------------------  ------------------  ---------------------  ---------------------

-------------------   -------------------  ------------------  ------------------  ---------------------  ---------------------

-------------------   -------------------  ------------------  ------------------  ---------------------  ---------------------

-------------------   -------------------  ------------------  ------------------  ---------------------  ---------------------

-------------------   -------------------  ------------------  ------------------  ---------------------  ---------------------

-------------------   -------------------  ------------------  ------------------  ---------------------  ---------------------
Totals                              0.00                0.00                0.00                   0.00
-------------------   -------------------  ------------------  ------------------  ---------------------  ---------------------

(TABLE CONTINUED)

-------------------     -------------------------  --------------------  -----------------  --------------------  ---------------
                                                                              Actual
 Master Services          Prepayment Interest        Other Principal        Principal           Actual Net            Actual
 Loan #                       Excess/Short             Adjustment            Payment         Interest Payment      Service Fees
-------------------     -------------------------  --------------------  -----------------  --------------------  ---------------
-------------------     -------------------------  --------------------  -----------------  --------------------  ---------------

-------------------     -------------------------  --------------------  -----------------  --------------------  ---------------

-------------------     -------------------------  --------------------  -----------------  --------------------  ---------------

-------------------     -------------------------  --------------------  -----------------  --------------------  ---------------

-------------------     -------------------------  --------------------  -----------------  --------------------  ---------------

-------------------     -------------------------  --------------------  -----------------  --------------------  ---------------

-------------------     -------------------------  --------------------  -----------------  --------------------  ---------------

-------------------     -------------------------  --------------------  -----------------  --------------------  ---------------

-------------------     -------------------------  --------------------  -----------------  --------------------  ---------------

-------------------     -------------------------  --------------------  -----------------  --------------------  ---------------

-------------------     -------------------------  --------------------  -----------------  --------------------  ---------------
Totals                                                            0.00               0.00                  0.00             0.00
-------------------     -------------------------  --------------------  -----------------  --------------------  ---------------

(TABLE CONTINUED)

-------------------     ----------------  ---------------------  ------------------  -----------------  --------------------
 Master Services                                                                       Payment Loan
 Loan #                  Late Charges       Assumption Fees       Additional Fees         Status        Distribution Amount
-------------------     ----------------  ---------------------  ------------------  -----------------  --------------------
-------------------     ----------------  ---------------------  ------------------  -----------------  --------------------

-------------------     ----------------  ---------------------  ------------------  -----------------  --------------------

-------------------     ----------------  ---------------------  ------------------  -----------------  --------------------

-------------------     ----------------  ---------------------  ------------------  -----------------  --------------------

-------------------     ----------------  ---------------------  ------------------  -----------------  --------------------

-------------------     ----------------  ---------------------  ------------------  -----------------  --------------------

-------------------     ----------------  ---------------------  ------------------  -----------------  --------------------

-------------------     ----------------  ---------------------  ------------------  -----------------  --------------------

-------------------     ----------------  ---------------------  ------------------  -----------------  --------------------

-------------------     ----------------  ---------------------  ------------------  -----------------  --------------------

-------------------     ----------------  ---------------------  ------------------  -----------------  --------------------

-------------------     ----------------  ---------------------  ------------------  -----------------  --------------------
Totals                             0.00                   0.00                0.00                                     0.00
-------------------     ----------------  ---------------------  ------------------  -----------------  --------------------

(TABLE CONTINUED)

-------------------   -----------------  ---------------------------  -------------  -----------------------------  ----------------
 Master Services      Scheduled Ending    Actual Loan Bal As of        Next Payment    Total Reserve Bal As Of
 Loan #                    Balance          Distribution Date               Due            Prior Month End          Date of Maturity
-------------------   -----------------  ---------------------------  -------------  -----------------------------  ----------------

-------------------   -----------------  ---------------------------  -------------  -----------------------------  ----------------

-------------------   -----------------  ---------------------------  -------------  -----------------------------  ----------------

-------------------   -----------------  ---------------------------  -------------  -----------------------------  ----------------

-------------------   -----------------  ---------------------------  -------------  -----------------------------  ----------------

-------------------   -----------------  ---------------------------  -------------  -----------------------------  ----------------

-------------------   -----------------  ---------------------------  -------------  -----------------------------  ----------------

-------------------   -----------------  ---------------------------  -------------  -----------------------------  ----------------

-------------------   -----------------  ---------------------------  -------------  -----------------------------  ----------------

-------------------   -----------------  ---------------------------  -------------  -----------------------------  ----------------

-------------------   -----------------  ---------------------------  -------------  -----------------------------  ----------------

-------------------   -----------------  ---------------------------  -------------  -----------------------------  ----------------

-------------------   -----------------  ---------------------------  -------------  -----------------------------  ----------------

-------------------   -----------------  ---------------------------  -------------  -----------------------------  ----------------
Totals                             0.00                        0.00                                          0.00
-------------------   -----------------  ---------------------------  -------------  -----------------------------  ----------------

Loan Status
                  A - payment not received but still in grace period B - late payment but less than 1 month delinquent O - Current
                  1 - One month delinquent
                  2 - Two months delinquent
                  3 - Three months delinquent
                  4 - Assumed Schedule Payment
                  5 - Prepaid in Full
                  6 - Specially Serviced
                  7 - in foreclosure
                  9 - REO
                  10 - DPO
                  11 - Modification


Prepared By
Approved By

                                    EXHIBIT H
                                    ---------

                        FORM OF CERTIFICATE OF INSURANCE

Sub-Servicer: ______________________

RE: Series ______________

Pursuant to the Sub-Servicing Agreement(s) between Wachovia Bank, National Association and [Sub-Servicer], based on [Sub-Servicer's] monitoring of the insurance in accordance with the Servicing Standard, we certify with respect to each Mortgage Loan serviced by us for Wachovia Bank, National Association that all required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the Sub-Servicing Agreement(s).

_______________________________          ___________________________
Servicing Officer                        Date

                                    EXHIBIT I
                                    ---------

                                   [RESERVED]

                                    EXHIBIT J
                                    ---------

                    MONTHLY SERVICING ACCOUNTS CERTIFICATION

Sub-Servicer: _______________________

RE: Series __________

Pursuant to the Sub-Servicing Agreement(s) between Wachovia Bank, National Association and the above named Sub-Servicer, I certify with respect to each transaction serviced by us, as noted above, for Wachovia Bank, National Association that as of ________________ (Determination Date) all collection accounts and servicing accounts have been properly reconciled and the reconciliations have been reviewed and approved by Sub-Servicer's management, except as otherwise noted below:

EXCEPTIONS: __________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

_______________________________      ____________________________________
Servicing Officer                    Date